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                                                                  Exhibit 10.27

                         EXECUTIVE EMPLOYMENT AGREEMENT

      EXECUTIVE EMPLOYMENT AGREEMENT, effective as of the first day of January, 1998, by and between The New York Restaurant Group, Inc., a Delaware corporation (the "Company"), and Alan N. Stillman, an individual residing at 322 East 57th Street, New York, NY 10032 (the "Executive").

      WHEREAS, the Company desires to engage the services of the Executive as its President and Chief Executive Officer;

      WHEREAS, the Executive desires to be so employed by the Company; and

      WHEREAS, the Company desires to be assured that the unique and expert services of the Executive will be available to the Company, and that the Executive is willing and able to render such services on the terms and conditions hereinafter set forth.

      NOW, THEREFORE, in consideration of such employment and the mutual covenants and promises herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Executive agree as follows:

      Section 1. Employment. The Company hereby employs the Executive as its President and Chief Executive Officer and the Executive hereby accepts such employment under and subject to the terms and conditions hereinafter set forth.

      Section 2. Term. Unless sooner terminated as provided in Section 8, the term of employment under this Agreement shall begin on the date hereof and shall conclude on the fifth anniversary of the effective date hereof (the "Term").
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      Section 3. Duties. The Executive shall serve as President and Chief
Executive Officer, and he shall perform additional duties as the Board of Directors of the Corporation may assign to him from time to time. The Executive hereby agrees to devote his time and best efforts to the faithful performance of such duties and to the promotion and forwarding of the business and affairs of the Company for the Term.

      Section 4. Salary Compensation. In consideration of the services rendered by the Executive under this Agreement, the Company shall pay the Executive a base salary (the "Base Salary") at the rate of Six Hundred Fifty Thousand Dollars ($650,000) per calendar year, plus annual cost of living increases. The Base Salary shall be paid in such installments and at such times as the Company pays its regularly salaried key executive employees.

      Section 5. Bonus Compensation. The Executive shall be entitled to receive such incentive or performance bonuses as the Board of Directors of the Company may determine from time to time but in no event shall the Executive receive less than 30% of the total annual bonuses paid by the Company to its employees.

      Section 6. Fringe Benefits. As a key executive employee of the Company, the Executive shall receive, at the expense of the Company, an automobile, a driver, an office, an assistant and tax advice and assistance in filing his tax returns, in each case consistent with such benefits received by the Executive prior to the date hereof, and shall be eligible to participate in all employee fringe benefit programs as are made available from time to time to the Company's key executive employees.


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      Section 7. Benefits. In addition to the compensation detailed in Section 4 and 5 of this Agreement, the Executive shall be entitled to the following additional benefits:

      Section 7.01. Paid Vacation. The Executive shall be entitled to forty (40) business days paid vacation per calendar year. Such vacation shall extend for such periods and shall be taken at such intervals as shall be appropriate and consistent with the proper performance of the Executive's duties hereunder and consistent with the Company's vacation policy.

      Section 7.02. Insurance Coverage. During the Term, the Company shall provide the Executive with group health, dental, disability and life insurance protection to the same extent that it makes such protection available to its other key executive employees.

      Section 7.03. Reimbursement of Expenses. The Company shall reimburse the Executive for all reasonable expenses actually incurred by the Executive in connection with the business affairs of the Company and the performance of his duties hereunder. The Executive shall comply with such reasonable limitations and reporting requirements with respect to such expenses as the Board may establish from time to time.

      Section 8. Termination. This Agreement shall be terminated at the end of the Term, or earlier as follows:

      Section 8.01. Death. This Agreement shall terminate upon the death of the Executive, except that the compensation provided in Section 4 shall continue as provided in Section 9.03.

      Section 8.02. Permanent Disability. In the event of any physical or mental disability of the Executive rendering the Executive unable to perform his or her duties hereunder for a period of at least one hundred twenty (120) consecutive days and the further determination that the


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disability is permanent with regard to the Executive's ability to return to work in his or full capacity, this Agreement shall terminate automatically, except that the compensation provided in Section 4 shall continue as provided in
Section 9.03. Any determination of disability shall be made by the Board in consultation with a qualified physician or physicians selected by the Board and reasonably acceptable to the Executive.

      Section 8.03. By The Company For Cause. The employment of the Executive may be terminated by the Company for Cause (as defined below) at any time effective upon written notice to the Executive. The Company shall provide the Executive with at least ten (10) business days' prior written notice of a Board meeting at which a termination for Cause will be considered and the Executive will have an opportunity to attend and participate in that meeting. For purposes hereof, the term "Cause" shall mean that the Board has determined that any one or more of the following has occurred:

            (a) The Executive shall have been convicted of, or shall have pleaded guilty or nolo contendere to, any felony or a crime involving moral turpitude;

            (b) The Executive shall have repeatedly failed or refused to perform his duties hereunder and such failure or refusal shall have continued for a period of ten (10) days following written notice from the Board, it being understood that the Company's failure to achieve its business plan or projections shall not itself be considered a failure or refusal to perform duties;

            (c) the Executive shall have intentionally committed any fraud, embezzlement, misappropriation of funds, breach of fiduciary duty or other act of dishonesty against the Company which has a material adverse effect on the Company; or

            (d) the Executive shall have (i) failed to perform his duties hereunder in a manner that is reasonably satisfactory to the Board,
            (ii) refused to carry out the duties assigned to him by the Board, or (iii) breached any one or more of the material provisions of this Agreement, which failure, refusal or breach shall have


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            continued for a period of at least ten (10) days after notice from the Company describing such failure, refusal or breach in reasonable detail.

      Section 8.04. By the Company Without Cause. The Company may not terminate the Executive's employment without Cause prior to January 1, 2000, and thereafter the Company may terminate the employment of the Executive effective upon written notice to the Executive. In the event the Company violates this Agreement and terminates the Executive's employment without cause prior to January 1, 2000, it shall be liable for monetary damages, in addition to the severance benefits provided in Section 9.02.

      Section 8.05. By the Executive With Good Reason. The Executive may terminate this Agreement at any time effective upon written notice to the Company for Good Reason (as defined below). For purposes hereof, the term "Good Reason" shall mean that any one or more of the following has occurred:

            (a) The Company shall have breached in any material respect any of the obligations owed to the Executive hereunder, which breach shall continue without cause for a period of at least ten (10) days after written notice from the Executive describing such breach in reasonable detail;

            (b) The Company shall have removed the Executive as its President or Chief Executive Officer, or shall have materially diminished the authority and responsibility which the Executive has on the date hereof, which diminution shall continue without cure for a period of at least ten (10) days after written notice from the Executive describing such diminution in reasonable detail; or

            (c) The Company shall have required that the Executive relocate his principal place of employment outside of New York City.

      Section 8.06. By the Executive Voluntarily without Good Reason. The Executive may terminate this Agreement at any time without Good Reason effective upon at least fifteen (15) business days' prior written notice to the Company.


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      Section 9. Termination Payments and Benefits.

      Section 9.01. Voluntary Termination without Good Reason; Termination For Cause. Upon any termination of this Agreement: (1) voluntarily by the Executive without Good Reason, or (2) by the Company for Cause, all payments, salary and other benefits hereunder shall cease at the effective date of termination except as specifically provided in this Section 9.

      Section 9.02. Termination without Cause; Termination for Good Reason. In the event that this Agreement is terminated by the Company without Cause, or the Executive terminates this Agreement for Good Reason, the Executive shall receive as a termination settlement (together with any severance benefit payable under Section 9.03, the "Termination Payment") the following amount: (i) if termination occurs on or before December 31, 2000, the Termination Payment shall be an amount equal to the monthly Base Salary as in effect at the effective date of termination, payable each month through December 31, 2002; and (ii) if termination occurs after December 31, 2000, the Termination Payment shall be an amount equal to the monthly Base Salary as in effect at the effective date of termination times the greater of (x) the number of months remaining in the initial five (5) year term or (y) twelve (12) months, which benefit shall be paid in equal monthly installments. In addition to the Termination Payment, the Executive shall continue to receive the insurance benefits referenced in Section 7 for the period that he receives the Termination Payment.

      Section 9.03. Termination Upon Death or Disability. In the event the Executive is terminated as a result of the death or disability of the Executive, the Executive shall receive as


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Termination Payment an amount equal to the Base Salary as in effect at the effective date of termination, payable each month through December 31, 2002.

      Section 9.04. Public Statement of Termination. In the event the Executive's employment terminates for any reason, the Company and the Executive shall agree upon a public statement pertaining to the Executive's termination of employment, and the terms of said statement shall not be subject to subsequent modification by either party unless required by law; provided, however, that in the event the Company and the Executive are unable in good faith to agree on such a statement, the Company may make public statements as are necessary to comply with the law.

      Section 9.05. No Other Benefits. Except as referenced in this Agreement, the Executive shall not be entitled to any compensation, severance or other benefits from the Company upon the termination of this Agreement for any reason whatsoever.

      Section 10. Merger Clause. The Company shall not consolidate, merge or transfer all or a substantial portion of its assets without requiring the transferee to assume this Agreement and the obligations hereunder.

      Section 11. Severable Provisions. The provisions of this Agreement are severable and the invalidity of any one or more provisions shall not affect the validity of any other provision. In the event that a court of competent jurisdiction shall determine that any provision of this Agreement or the application thereof is unenforceable in whole or in part because of the duration or scope thereof, the parties hereto agree that said court in making such determination shall have the power to reduce the duration and scope of such provision to the extent necessary to make it


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enforceable, and that the Agreement in its reduced form shall be valid and enforceable to the full extent permitted by law.

      Section 12. Notices. All notices hereunder, to be effective, shall be in writing and shall be delivered by hand or mailed by certified mail, postage and fees prepaid, as follows:

               If to the Company:      The New York Restaurant Group, Inc.
                                       1114 First Avenue
                                       New York, New York 10021
                                       Attn: President

               Copy to:                James Westra, Esq.
                                       Hutchins, Wheeler & Dittmar
                                       A Professional Corporation
                                       101 Federal Street
                                       Boston, MA 02110

               If to the Executive:    Alan Stillman
                                       322 East 57th Street
                                       New York, NY 10022

or to such other address as a party may notify the other pursuant to a notice given in accordance with this Section 12.

      Section 13. Miscellaneous.

      Section 13.01. Modification. This Agreement constitutes the entire Agreement between the parties hereto with regard to the subject matter hereof, superseding all prior understandings and agreements, whether written or oral. This Agreement may not be amended or revised except by a writing signed by the parties.

      Section 13.02. Assignment and Transfer. This Agreement shall not be terminated by the merger or consolidation of the Company with any corporate or other entity or by the transfer of all or substantially all of the assets of the Company to any other person, corporation, firm or


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entity. The provisions of this Agreement shall be binding on and shall inure to the benefit of any such successor in interest to the Company. Neither this Agreement nor any of the rights, duties or obligations of the Executive shall be assignable by the Executive, nor shall any of the payments required or permitted to be made to the Executive by this Agreement be encumbered, transferred or in any way anticipated.

      Section 13.03. Captions. Captions herein have been inserted solely for convenience of reference and in no way define, limit or describe the scope or substance of any provision of this Agreement.

      Section 13.04. Governing Law. This Agreement shall be construed under and enforced in accordance with the laws of The State of New York.

                [The Rest of This Page Intentionally Left Blank]


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      IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as a sealed instrument as of the day and year first above written.


                                      THE NEW YORK RESTAURANT GROUP,
                                      INC.

                                      By: /s/ Mark Lee
                                          ---------------------------------
                                          Executive Vice President


                                      EXECUTIVE

                                      By: /s/ Alan N. Stillman
                                          ---------------------------------
                                          Name: Alan N. Stillman


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